[LOGO]  KPMG Peat Marwick LLP

         P. O. Box 31002
         St. Petersburg, FL   33732


The Board of Directors
Florida Progress Corporation:

The Board of Directors
Florida Power corporation:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report, dated January 22, 1996, refers to a change in the method of accounting for income taxes.


                                                     /s/KPMG Peat Marwick LLP



April 16, 1996




















[LOGO]  Member Firm of
        Klynveld Peat Marwick Goerdeler


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